Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2023 (which includes an explanatory paragraph relating to Rice Acquisition Corp. II’s ability to continue as a going concern) relating to the consolidated financial statements of Rice Acquisition Corp. II, which appears in the entity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

New York, New York

August 22, 2023